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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) August 13, 1998

             Southeastern Income Properties II Limited Partnership
            (Exact Name of Registrant as Specified in Its Charter)

                                   Virginia
                (State or Other Jurisdiction of Incorporation)

        0-17461                                         54-2839837
(Commission File Number)                    (I.R.S. Employer Identification No.)

5 Cambridge Center, Cambridge, Massachusetts                       02142
  (Address of Principal Executive Offices)                       (Zip Code)

                                (617) 234-3000
             (Registrant's Telephone Number, Including Area Code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets

     On August 13, 1998, the Registrant sold Coppercroft Apartments located in Roanoke, Virginia to an unaffiliated third party. Net proceeds to the Registrant, after satisfaction of closing costs, were approximately $2,900,000. It is expected that the sale will generate a gain of approximately $750,000 and that all or a portion of the net proceeds will be distributed to the Registrant's partners during the fourth quarter of 1998.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (b) Pro Forma Financial Information:

     The required pro forma financial information will be provided in Registrant's Quarterly Report on Form 10-QSB for the three months ended September 30, 1998.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 14th day of August, 1998.

                             SOUTHEASTERN INCOME PROPERTIES II
                             LIMITED PARTNERSHIP

                             By:  Winthrop Southeastern Limited
                                  Partnership, Its General Partner

                                      By:   Eight Winthrop Properties,
                                            Inc., Its General Partner

                                            By:  /s/ Michael Ashner
                                               -------------------------
                                                 Michael Ashner
                                                 Chief Executive Officer
                                                 and President